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                                                              EXHIBIT 23







                         INDEPENDENT AUDITORS' CONSENT



The Administrative Committee
AFLAC Incorporated 401(k) Plan:



We consent to incorporation by reference in Registration Statement
No. 33-41552 on Form S-8 of AFLAC Incorporated of our report dated
May 28, 1999, relating to the statements of net assets available for plan benefits of the AFLAC Incorporated 401(k) Plan as of December 31, 1998 and 1997, and the related statements of changes in net assets available for plan benefits for the years then ended, and all related schedules, which report appears in the December 31, 1998 annual report on Form 11-K of AFLAC Incorporated.



KPMG LLP





Atlanta, Georgia
June 23, 1999






















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